EXHIBIT (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 811-22635 under the Investment Company Act of 1940, as amended, on Form N-2 of our report dated January 26, 2012, relating to the statement of assets and liabilities of Blackstone Alternative Alpha Master Fund (the “Fund”), as of January 18, 2012, and to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

February 1, 2012